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CUSTODIAN AGREEMENT

THIS AGREEMENT, dated as of September 14, 2018, between Mutual of America Investment Corporation, a management investment company organized under the laws of the State of Maryland and registered with the Commission under the Investment Company Act of 1940 (“the 1940 Act”) (the Corporation on behalf of each series listed in Appendix A to this Agreement, each a Fund), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian). References to the Fund herein shall be read to include the Corporation on behalf of each Fund or each Fund individually or collectively as the context requires.

W I T N E S S E T H:

WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian for the Fund and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund and BBH&Co. hereby agree, as follows:

1. Appointment of Custodian. The Fund hereby appoints BBH&Co. as the Fund’s Custodian, and BBH&Co. hereby accepts such appointment. All Investments of the Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to the Fund’s Investments shall be only as set forth expressly in this Agreement which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2. Representations, Warranties and Covenants of the Fund. The Fund hereby represents, warrants and covenants each of the following:

2.1 This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. Neither this Agreement nor any Instruction issued thereunder violates any Applicable Law or conflicts with or constitutes a default under the Fund’s prospectus, articles of organization or other constitutive document or any agreement, judgment, order or decree to which the Fund is a party or by which it or its Investments is bound. The Fund also represents and warrants that it will comply in all material respects with all laws and regulations applicable to it in its performance of this Agreement.

2.2 By providing an Instruction with respect to the first acquisition of an Investment in a jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country, Sanctions or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Fund under the 1940 Act, and (iii) appropriately and adequately disclosed to its shareholders, other investors and all persons who have rights in or to such Investments, all material investment risks, including those relating to the custody and settlement infrastructure or the servicing of securities in such jurisdiction.

2.3 The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. If the Fund uses any on-line or similar communications service made available by the Custodian, the Fund shall be solely responsible for ensuring the security of its access to the service and for the use of the service, and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian. If the Custodian provides any computer software to the Fund relating to the services described in this Agreement, the Fund will only use the software for the purposes for which the Custodian provided the software to the Fund, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides to the Fund.

2.4. Notwithstanding anything in this Agreement to contrary effect, the Company specifically represents and warrants to the Custodian that it shall at all times be principally liable for the repayment of any Advance made by the Custodian under this Agreement, as further detailed in Sections 7.6 and 7.7 of this Agreement.

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2.5 By providing an Instruction in respect of an Investment (which Instruction may relate to among other things, the processing of orders and/or settlement of transactions in funds), the Fund hereby (i) authorizes BBH&Co. to complete such documentation as may be required or appropriate to carry out the Instruction, and agrees to be contractually bound to the terms of such documentation “as is” without recourse against BBH&Co.; (ii) represents, warrants and covenants that it has accepted and agreed to comply with all Applicable Law, terms and conditions to which it and/or its Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions and requirements that all such documentation relating to the investment has been received, read and understood by the Fund (for itself and/or its customer)); (iii) acknowledges and agrees that BBH&Co. will not be responsible for the accuracy of any information provided to it by or on behalf of the Fund, or for any underlying commitment or obligation inherent to an Investment; (iv) except as otherwise provided for in Section 2.5.1, represents, warrants and covenants that it will not effect any sale, transfer or disposition of Investment(s) held in BBH&Co.’s name by any means other than the issuance of an Instruction by the Fund to BBH&Co.; (v) acknowledges that collective investment schemes (and/or their agent(s)) in which the Fund invests may pay to BBH&Co. certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Fund’s investments in such schemes; (vi) agrees that BBH&Co. shall have no obligation or responsibility whatsoever to respond to, or provide capital in connection with any capital calls, letters of intent or other requirements as set out in the prospectus or offering circular of an Investment; (vii) represents, warrants and covenants that it will provide BBH&Co. with such information as is necessary or appropriate to enable BBH&Co.’s performance pursuant to an Instruction or under this Agreement; (viii) undertakes to inform BBH&Co. and to keep the same updated as to any tax withholding or benefit to which an Investment may be subject; (ix) authorizes BBH&Co. to furnish the customer due diligence records maintained by BBH&Co. on the Fund and its beneficial owners to the transfer agent or other agent of an issuer of an Investment to the extent required to satisfy regulatory obligations; (x) represents and warrants that the Fund will not provide BBH&Co. with any personal data or personally identifiable information in connection with any Investment and agrees BBH&Co. shall rely upon said representation in BBH&Co.’s performance hereunder; and (xi) acknowledges that BBH&Co. shall have no obligation to fund any order placed by the Fund for which the Fund does not have sufficient cash on deposit with BBH&Co.

2.5.1 To the extent that the Fund holds Investments in an account opened in the name of BBH&Co. as custodian for and at the direction of the Fund, and the Fund requests that BBH&Co. provide the Fund with the capability to place orders in fund shares directly with such fund companies and/or their transfer agents which shall be settled in an account established with each such fund company or its transfer agent, the Fund hereby acknowledges that BBH&Co. is under no obligation to agree to such arrangement but if BBH&Co. so agrees, the Fund (i) acknowledges that all relevant terms under Section 2.5 above apply thereto, (ii) authorizes BBH&Co. as custodian, to grant a limited power of attorney to the Fund or its designated agent to enable the Fund to place orders in fund shares directly with the fund companies and/or their transfer agents, (iii) agrees to ensure that any instructions issued by the Fund or its designated agent shall also be concurrently submitted to BBH&Co., and (iv) shall adhere to any BBH&Co. procedures established with each such fund or its transfer agent with respect thereto including, but not limited to, the terms of the limited power of attorney. The Fund also acknowledges and agrees that (1) BBH&Co. is acting solely in its capacity as custodian and is not acting as a broker or introducing broker on behalf of the Fund, (2) BBH&Co. is not receiving compensation in connection with the Fund’s own execution hereunder of trades with each such fund other than its usual and customary custody fees and transaction charges, (3) it will provide such account opening information to each such fund and/or transfer agent as and when requested by such fund and/or transfer agent, and (4) BBH&Co. is not responsible for (a) providing information published by the relevant distributor of each such fund including, but not limited to, the prospectus for each such Investment in a fund or for resolving execution queries or complaints relative to any such Investment, and (b) assessing the suitability of any such Investment placed directly by the Fund.

2.6 The Fund represents and warrants that it is not resident in or organized under the laws of any country with which transactions or dealings are prohibited under a Sanctions Regime. The Fund further warrants that it is not owned or controlled by: (i) the government of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) a person or entity resident in or organized under the laws of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; or (iii) any person or entity on the List of Specially Designated Nationals and Blocked Persons published by OFAC or any comparable Sanctions Regime lists.

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2.6.1 The Fund represents and warrants that either the Fund or its service providers conduct ongoing screening of the Fund’s investors and their transactional activity against lists promulgated by a Sanctions Regime, as such lists are amended from time to time.

2.6.2 The Fund represents and warrants that it has implemented adequate risk management, control and compliance procedures and systems to ensure that it will not instruct or otherwise cause Custodian to hold any assets in custody that would violate a Sanctions Regime. The Fund further represents it will not invest in, engage in, or facilitate any transaction that would cause Custodian to violate any Sanctions Regime, including any transaction or dealing involving: (i) any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) any person or entity subject to any Sanctions Regime; or (iii) any assets owned or controlled by a person or entity that is subject to any Sanctions Regime (collectively, “Sanctioned Property”). The Fund further represents and warrants that it will promptly notify the Custodian in writing if either it or any of its underlying investors whose assets are held by the Custodian becomes subject to a Sanctions Regime or holds assets that subsequently became Sanctioned Property.

2.7 The Fund represents and warrants that it has developed and implemented an anti-money laundering (“AML”) program (“AML Program”) that is designed to comply with all applicable AML and terrorist financing laws and regulations to which the Fund is subject, including but not limited to: the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the rules and guidance of any applicable self-regulatory organization (collectively, “applicable AML laws”). The Fund represents and warrants that its AML Program, or the AML Programs of its service providers, include a written Customer Identification Program (“CIP”) that identifies and verifies the Fund’s investors, including beneficial owners, as required by applicable AML laws. The Fund further represents and warrants that its AML Program, or the AML Programs of its service providers, include policies, procedures and controls reasonably designed to ensure that: (i) none of the Fund’s investors are prohibited banks that fail to maintain a physical presence in any country (a “Shell Bank”); (ii) the Fund does not engage in direct customer relationships with Politically Exposed Persons; (iii) enhanced due diligence is conducted on high risk customers; (iv) ongoing monitoring is conducted to identify and report suspicious activity; and (v) the Fund or its service provides create and maintain all records and documentation required by applicable AML laws, including identification and verification records of the Fund’s investors.

2.7.1 The Fund acknowledges that the Custodian is obligated under applicable US AML Laws to obtain, verify and record identifying information about its customers prior to opening an account.

2.7.2 The Fund represents and warrants that it will provide the Custodian with information that the Custodian requests and which is required to comply with applicable AML Laws and Sanctions Regimes.

2.7.3 The Fund further represents and warrants that it will not instruct or otherwise knowingly cause Custodian to hold any assets in custody or engage in or facilitate any transaction that would cause Custodian to violate any applicable AML laws.

2.8 The Fund represents and warrants that it is not a “Plan” (which term includes (1) employee benefit plans that are subject to the United States (“US”) Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan, and further undertakes to inform BBH&Co. and to keep the same updated as to the status under ERISA or Section 4975 of the Code, each as amended, of the Fund.

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2.9 The Fund represents and warrants that it will promptly notify the Custodian in writing if any of the above representations cease to be true.

3. Representation and Warranty of BBH&Co. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.‘s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound. BBH&Co. also represents and warrants that it will comply in all material respects with all laws and regulations applicable to it in its performance of its duties under this Agreement.

4. Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Fund, acting through its board of directors or trustees or other Authorized Person, which directive shall conform to the requirements of this Section 4.

4.1 Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized to give Instructions for or on behalf of the Fund by written notices to the Custodian or otherwise in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having the full authority of the Fund to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

4.2 Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1 Fund Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian, it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.2 Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3 Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as are contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, and that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed. If the Custodian determines that a telefax Instruction is illegible (the printed name (not the signature) on the telefax instruction must be identifiable), the Custodian shall promptly contact the person identified in the Instruction as the person to contact in the event of questions or issues with the transmittal or, if none, a contact at the Fund reasonably familiar to the Custodian in the context of said Instruction, and request a legible telefax Instruction. Subject to the provisions of Section 9 hereof with respect to receipt by the Custodian of Instructions, including but not limited to any applicable security or authentication procedures, the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, or unauthorized telefax Instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to funds transfers performed in accordance with Instructions. The Funds Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of a means of delivering Instructions for purposes of this Section 4.2.

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4.3 Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Fund’s Investments and upon any delivery and transfer of any Investment or moneys, the person initiating the Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1 The transaction date and the date and location of settlement;

4.3.2 The specification of the type of transaction;

4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in the Instruction, particularly with respect to Investment description; and

4.3.4 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian reasonably determines that an Instruction is either unclear or incomplete, the Custodian shall give prompt notice of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4 Timeliness of Instructions. In giving an Instruction, the Fund shall take into consideration delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5. Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event. The Custodian shall hold Investments for the account of the Fund and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

The parties acknowledge and agree that the Custodian and Subcustodians each are acting under this Agreement as a “Securities Intermediary” (as such term is used and defined in the UCC). For the purposes of this Agreement, the parties hereto acknowledge and agree that (i) any Investment (other than cash) credited to a securities account by the Custodian or any Subcustodian shall constitute a “Financial Asset” (as such term is used and defined in the UCC), (ii) the Fund may at any time issue one or more “Entitlement Orders” (as such term is used and defined in the UCC) with respect to the Fund’s Investments constituting Financial Assets, and (iii) the Fund shall have a Security Entitlement with respect to all such Investments (other than cash) credited to such securities account and so held by the Custodian (including via a Subcustodian).

5.1 Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or

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the Subcustodian, as the case may be, and (b) in an account for the Fund or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund or for benefit of clients of the Custodian on its own books.

5.2 Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian’s vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3 Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above with or without any identification of fiduciary capacity in such registration.

5.4 Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian or another Agent of the Custodian, or a Securities Depository.

5.5 Replacement of Lost Investments. In the event of a loss of Investments for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or such other lesser amount as shall be agreed by the parties.

6. Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

6.1 Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of the Fund shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2 Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Fund shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.3 Delivery and Receipt in Connection with Borrowings of the Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of the Fund in connection with borrowings or loans by the Fund and other collateral and margin requirements.

6.4 Futures and Options. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation “margin” deposits or other collateral intended to secure the

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Fund’s performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5 Contractual Obligations and Similar Investments. From time to time, the Fund’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-Entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

6.6 Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Fund for other securities in connection with any involuntary reorganization, recapitalization, conversion, stock split, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7 Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing the same number of shares or the same principal amount of indebtedness.

6.8 Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of the issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deliver securities in response to any tender offer.

6.9 Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund’s account and promptly notify the Fund of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10 Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund with respect to Investments.

6.11 Corporate Action Information. In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall comply with the Standard of Care set forth in Section 9 of this Agreement to provide to the Fund such material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Fund via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may be reversed by the Custodian with notification to the Fund, including when the Custodian determines in good faith that collection is unlikely.

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6.12 Proxy Materials. The Custodian shall deliver, or cause to be delivered, to the Fund all proxy forms, all notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian. Information relative to any pending proxy, meeting or other announcement described in the preceding sentence made available to the Fund via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian.

6.13 Ownership Certificates and Disclosure of the Fund’s Interest. The Custodian is hereby authorized to execute on behalf of the Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [    ] may [X] may not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Fund. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE FUND. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.14. Taxes. The Custodian shall, where applicable, apply for a reduction of withholding tax at source or assist the Fund in the reclamation of taxes withheld on dividends and interest payments received by the Fund. The Custodian shall provide periodic reporting in respect of tax withholding at source and tax reclaims made on behalf of the Fund. The provision of reduction of withholding tax at source and tax reclaim services by the Custodian is conditional upon the Fund providing information and documentation to the Custodian, which may include, in respect of the Fund or, where required, the beneficial owner(s) of the Fund (a) a declaration of its identity and place of residence and (b) certain other documentation (pro forma copies of which are generally available from the Custodian). The Custodian shall inform the Fund of the declarations, documentation and information which the Fund is to provide to the Custodian in order for the Custodian to provide the reduction of withholding Tax at source and tax reclaim services described herein. The Fund shall provide to the Custodian such documentation and information as it may reasonably request in connection with the foregoing. The Fund undertakes to notify the Custodian promptly if any such information requires updating or amendment. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund’s tax status that is received from or on behalf of the Fund without duty of separate inquiry.

6.15 Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.16 Nondiscretionary Details and Minor Expenses. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement, provided that any single such expense in excess of $25,000.00 shall require prior approval of the Fund. The Custodian shall disclose to the Fund (which may be via online reporting) any such payments and the Fund shall have the right to receive, upon request, an accounting with respect to such expenses.

6.17 Use of Agents. Subject to the provisions of Section 8, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other affiliate, bank, trust company or subcontractor as its agent (each an “Agent” and collectively, the “Agents”), in addition to Subcustodians, to carry out such provisions of this Agreement as it may from time to time direct, including in connection with use of any Securities System; provided, however, that if and to the extent the Custodian in its discretion appoints any

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Agent for purposes of holding custody of Investments hereunder, such Agent must be qualified under the 1940 Act to act as a custodian. It is acknowledged that the Custodian utilizes a bank that is a direct participant in the Federal Reserve System as its clearing agent to hold custody of Investments held at the Federal Reserve, which such Agent is currently The Bank of New York Mellon. The Custodian shall exercise reasonable care in the selection and monitoring of such Agents and Subcustodians. The appointment of an Agent or Subcustodian shall not relieve the Custodian of its obligations under this Agreement.

6.18 Registration Document Completion Service. Each Fund may appoint the Custodian to further provide registration document completion services for account openings, name changes, conversions, mergers, market-specific licensing renewals, account closings and other events, and for such markets, as may be agreed between each Fund and the Custodian from time to time (the “Registration Services”). Each Fund shall pay Custodian such fees as may be agreed between the parties from time to time with respect to the Registration Services in accordance with Section 14 hereof. Each Fund further acknowledges and agrees that: (i) as part of the Registration Services, the Custodian will complete registration documentation for the agreed markets on behalf of the Fund and then forward such documentation to the Fund or an Authorized Person for final review and signature on behalf of the Fund; (ii) by the Fund or an Authorized Person signing and submitting the aforementioned documentation to the Custodian on behalf of the Fund (the “Submitted Documents”), the Fund shall be deemed to have confirmed to the Custodian that the Fund has reviewed the Submitted Documents and has determined that all of the information contained therein is accurate and complete; (iii) the submission of the Submitted Documents to the Custodian, shall be deemed an Instruction under Section 4 hereof to open one or more accounts in the referenced market (in accordance with the information provided in the Submitted Documents) and to provide the Submitted Documents and/or the information contained therein to the Subcustodian in the referenced market (and where applicable, for further submission to the relevant Securities Depository, exchanges, regulatory and tax authorities, tax agents and/or brokers in the referenced market).

7. Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Fund hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Fund maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction, including standing Instructions for Principal Accounts to participate in a BBH&Co. cash management vehicle. Notwithstanding anything in this Agreement to the contrary, the Fund shall be liable as principal for any overdrafts occurring in any cash accounts.

7.1 Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Fund. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund or in the name of the Custodian for the Fund or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund. Accordingly, the Custodian shall be responsible in accordance with Section 9 of this Agreement for exercising reasonable care in the administration of such accounts, but shall not be liable for their repayment in the event the Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Fund, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes on behalf of the Fund or the Fund and affiliated funds (each an “Account”). Each such Account shall be subject to the terms and conditions of this Agreement (including, without limitation Section 7.6) and the Fund shall be liable for the satisfaction of its own obligations in connection with each Account; provided however, the Fund shall not be liable for the obligations of any other affiliated fund thereunder.

7.1.1 Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Fund and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Fund (each an “Account”). Each such Account shall be subject to the terms and conditions of this Agreement and the Fund shall be liable for the satisfaction of its obligations in connection with each Account.

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7.2 Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to the Fund’s Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected, with notification to the Fund. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3 Currency and Related Risks. The Fund bears the risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event and the Custodian will notify the Fund following a determination by the Custodian to not make a payment of a deposit on said basis. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund shall be for the account of the Fund.

7.4 Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1 Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund’s Investments (the Standard of Care as defined in Section 9). Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which the Fund has executed a foreign exchange contract or option, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency brokers/dealers for settlement of the Fund’s foreign exchange spot or forward transactions, foreign currency swap transactions and similar foreign

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exchange transactions, process settlements using the facilities of the CLS Bank according to CLS Bank’s standard terms and conditions, and (d) shall hold in safekeeping all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions. The Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of the foreign exchange contracts and options and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred by the Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2 Foreign Exchange with the Custodian as Principal. The Custodian may enter into foreign exchange transactions with the Fund. If a foreign exchange transaction with the Custodian as principal is initiated by Instruction and the parties have no otherwise entered into an agreement specific to such transaction(s), the transaction will be performed and subject to the terms and conditions currently posted on the Custodian’s website at < http://www.bbh.com/fxtermsandconditions/> ( the “FX Online Terms and Conditions”), which terms are available in hardcopy upon request, and which terms may be updated from time to time. The Custodian shall provide notice of any material change to the FX Online Terms and Conditions to the Fund at least ten (10) business days prior to their taking effect, unless the Custodian reasonably determines that the circumstances require that a shorter period apply. Foreign exchange transactions that occur or are placed on or after the effective date of such changes, as stated in the applicable notice, shall be governed by the modified FX Online Terms and Conditions. The Fund represents and warrants, each and every time an Instruction to execute a foreign exchange transaction with the Custodian as principal is initiated, that it is an eligible contract participant, as that term is used under the Commodity Exchange Act and the regulations thereunder, as amended from time to time.

7.5 Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence, bad faith or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out Instructions to transfer cash which are not due to the Custodian’s negligence, bad faith or willful misconduct. The Custodian will use its reasonable efforts to mitigate any such delays.

7.6 Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

7.6.1 acknowledge that the Fund shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit of Investments to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.2 acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

7.6.3 in addition, in order to secure the obligations of the Fund to pay or perform any and all obligations of the Fund pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require. For avoidance of doubt, “Fund” as used herein means each series listed on Appendix A, severally and not jointly.

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7.7 Custodian’s Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Fund, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Fund authorizes the Custodian, on behalf of the Fund, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8 Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts for each Fund (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund’s obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Fund’s obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn. For avoidance of doubt, “Fund” as used herein means each series listed on Appendix A, severally and not jointly.

8. Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Fund hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of the Fund and to appoint from time to time and to utilize Subcustodians. With respect to securities and cash held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions. The Custodian confirms that the Custodian does not currently utilize (i) domestic Subcustodians or (ii) subsidiaries or other affiliates of the Custodian as domestic or foreign Subcustodians, as evidenced by the Global Custody Network Listing. In the event the Custodian were to utilize a domestic Subcustodian or a subsidiary or other affiliate of the Custodian as a domestic or foreign Subcustodian hereunder, the Custodian shall notify the Fund and modify the Global Custody Network Listing accordingly.

8.1 Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States.

8.2 Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an “eligible securities depository” under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation (“Rule 17f-7”) or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.5 below, the Custodian shall have

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prepared an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Section 8.5. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of the Fund outside the United States.

8.3 Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as the delegate of the Fund’s Board. In such event, the Custodian’s duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

8.4 Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board has delegated to the Custodian and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.3, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees or Directors of the Fund with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund to invest in such country.

8.5 Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Fund with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Fund or its authorized representative an assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

8.6 Responsibility for Subcustodians. The Custodian shall be liable to the Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence, bad faith or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred.

8.7 New Countries. The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have a reasonable amount of time to establish a subcustodial arrangement in accordance herewith. In the event, the Custodian is unable to establish such arrangements prior to the time the investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of the local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

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9. Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall use reasonable care, prudence and diligence that is expected of a custodian for hire under the facts and circumstances prevailing in the market where performance is effected (the “Standard of Care”). Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred or loss suffered by the Fund in consequence of the Custodian’s negligence, bad faith or willful misconduct, as well as for reasonable attorneys fees not to exceed $250,000, provided that the parties shall cooperate in good faith to mitigate and minimize the amount and scope of said attorneys fees. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages or losses arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages or losses. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Fund’s Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1 Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform for or in consequence of the following causes:

9.1.1 Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustody agreement or by any other Agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country, Sanctions or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country, Sanctions or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country, Sanctions or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian. The Fund shall not be responsible under this Agreement for temporary delays in the performance of its duties and obligations hereunder and correspondingly shall not be liable for any loss, cost, damage or expense attributable to such delay in such performance in consequence of a Force Majeure event as described above affecting the Fund’s principal place of business operations or administration. Each of the Custodian and the Fund agrees to use reasonable efforts to mitigate any such failure to perform in accordance with a commercially reasonable business continuity plan.

9.1.2 Country Risk. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.1.3 Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where an Investments is acquired or held hereunder or under a subcustody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the

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confiscation, expropriation or nationalization of any Investments or cash deposits by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.1.4 AML and Sanctions Risk. AML and Sanctions Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments, all risks relating to, or arising in consequence of the Custodian complying with one or more Sanctions Regimes or applicable AML Laws, including, but not limited to, the risk that if Custodian reasonably believes it has come in contact with a sanctioned party, or has come into possession or control of any Sanctioned Property as a result of its performance of this Agreement, Custodian may be required by one or more Sanctions Regime to block (i.e. prevent further movement of) such Sanctioned Property and report any related activity to relevant government authorities. The Fund acknowledges that if multiple Sanctions Regimes apply (including OFAC), the Custodian will comply with the most restrictive of the applicable regimes. The Fund also acknowledges that the Custodian shall not be liable hereunder for any loss or damage caused by any delays or refusals to process a transaction that would result from the Custodian’s review of such transaction to assess compliance with applicable AML Laws and Sanctions Regimes.

9.2. Limitations on Liability. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1 Failure of Third Parties. The failure of any third party including: (a) any issuer of Investments or Book-Entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, foreign custody manager or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2 Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3 Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund’s declaration of trust, certificate of incorporation or by-laws or other constitutive document, Applicable Law, or actions by the trustees, directors or shareholders of the Fund.

9.2.4 Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

10. Indemnification. The Fund hereby indemnifies the Custodian and each Subcustodian, and their respective Agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including reasonable counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction, except to the extent that such claim or liability is the direct result of the negligence, bad faith, or willful misconduct of the Custodian under this Agreement or the Subcustodian under the respective subcustodian agreement. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Fund.

10.1 Assumption of Defense of Third Party Claims. The Fund shall have the opportunity, at its own expense and with its own counsel, subject to the Custodian’s prior written approval of said counsel (such approval not to be unreasonably withheld), to defend or settle any action, suit, proceeding, investigation, claim or demand made by a third party against the Custodian (not involving a direct claim by the Fund); provided, however,

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that: (a) the Fund shall keep the Custodian informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (b) the Custodian shall have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand; and (c) the Fund shall not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Custodian, which consent shall not be unreasonably withheld.

11. Reports and Records.

11.1 The Custodian shall:

11.1.1 create and maintain records relating to the performance of its obligations under this Agreement; and, (i) as the Fund may from time to time reasonably request, provide the Fund with information in the Custodian’s possession as necessary to assist the Fund in complying with the obligations of the Fund under the 1940 Act, including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, (ii) provide such other reports as reasonably requested by the Fund and mutually agreed by the Fund and the Custodian, and (iii) provide upon request by the Fund the reports concerning the internal accounting controls and financial strength of the custodian as are required by Rule 17f-4 under the 1940 Act; to the extent the information requested is readily available, BBH&Co. will undertake to provide such information promptly upon request and to the extent such information is not readily available, BBH&Co. will provide such information as soon as, in BBH&Co.’s sole determination, reasonably practicable.

11.1.2 make available to the Fund, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to Section 11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

11.1.3 make available to the Fund all Electronic Reports.

11.2 The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt and notify the Custodian promptly of any discrepancy or error. Unless the Fund delivers written notice of any such discrepancy or error within a reasonable time after its receipt of the records, the records shall be deemed to be true and accurate.

11.3 The Fund acknowledges that the Custodian obtains information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but the Fund acknowledges and agrees that the Custodian does not verify such information nor make any representations or warrantees as to its accuracy or completeness and accordingly shall be without liability in selecting and using such sources and furnishing such information.

11.4 The Custodian shall provide reasonable cooperation, as the Fund may from time to time reasonably request, to provide the Fund or its independent accountants with information in the Custodian’s possession necessary to assist the Fund in its preparation of the Fund’s Form N-1A, and Form N-SAR or other annual reports to the Commission.

12. Miscellaneous.

12.1 Powers of Attorney, etc. The Fund will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

12.2 Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been

Execution Version

accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

12.3 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Fund and their successors and assignees, provided that the Fund may not assign this Agreement without the prior written consent of the Custodian. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Fund or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

12.4 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN. THE FUND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.5 Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Fund:	Mutual of America Investment Corporation 320 Park Avenue New York, NY 10022

Attn: Scott Rothstein Executive Vice President and Deputy General Counsel

Telephone: 212-224-1530 Facsimile 212-224-2518

If to the Custodian:	Brown Brothers Harriman & Co. 50 Post Office Square Boston, Massachusetts 02110-1548 Attn: Office of the General Counsel Telephone: (617) 772-1818 Facsimile: (617) 772-2235,

or such other address as the Fund or the Custodian may have designated in writing to the other. Notices given by the Custodian pursuant to Section 12.13 may also be given by electronic mail to the email address of any Authorized Person; provided that any notice or other writing sent by electronic mail shall also be mailed, postage prepaid, to the Fund as specified herein. The Fund agrees that such notices given by electronic mail shall be conclusively presumed to have been delivered and received by the Fund as of the date such electronic mail was sent by the Custodian, as recorded by the Custodian’s systems unless such notice was not also mailed, postage prepaid, to the Fund.

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12.6 Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12. 7 Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

12.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Custodian shall be protected in relying on the photocopy or telefax until the Custodian has received the original of the Agreement.

12.9 Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement (and offering, rendering or obtaining related BBH&Co. services) and, except as may be required in carrying out this Agreement (including, without limitation, disclosure to Subcustodians or Agents appointed by the Custodian), shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulator of the Custodian or any Agent or Subcustodian, any Regulatory Authority, any auditor or attorney of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

12.10 Tape-recording. The Fund on behalf of itself and its Customers authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Fund in writing. The Fund further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

12.11 Counsel/ Certified Public Accountant. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel and/or a certified public accountant regularly retained by the Custodian in respect of such matters, (ii) counsel and/or a certified public accountant for the Fund (in each case, with prior notice to the Fund and the Fund’s internal Counsel) or (iii) such counsel or certified public accountant as the Fund and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that the Custodian exercised reasonable care in the selection of such counsel and/or certified public accountant and acts reasonably in reliance on such advice.

12.12 Conflict. Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Fund’s Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Fund; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Fund notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Fund by the Custodian. The Fund hereby voluntarily consents to, and waives any potential conflict of interest between the Custodian and/or its associates and the Fund, provided that, the Custodian and its associates maintain conflicts of interest policies and procedures reasonably designed to identify and avoid material adverse effects to clients, including the Fund, attributable to conflicts of interest in the conduct of any of the foregoing activity, and agrees that:

(a) the Custodian’s and/or its associates’ engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Fund under this Agreement;

(b) the Custodian and/or its associates shall not be under any duty to disclose any information in connection with any such transaction to the Fund; and

(c) the Custodian and/or its associates may earn profits or receive benefits made or derived by or in connection with any such transaction.

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12.13 Online Terms and Conditions. Foreign exchange services provided under or otherwise referenced in this Agreement will be performed and subject to the terms and conditions posted on the Custodian’s website at < http://www.bbh.com/fxtermsandconditions/> (the “FX Online Terms and Conditions”), which terms are available in hardcopy upon request, and which terms may be updated from time to time. The Custodian shall provide notice of any change to the FX Online Terms and Conditions to the Fund at least ten business days prior to their taking effect, unless the Custodian determines that the circumstances require that a shorter period apply. Foreign exchange transactions that occur or are placed on or after the effective date of such changes, as stated in the applicable notice, shall be governed by the modified FX Online Terms and Conditions.

13. Definitions. The following defined terms will have the respective meanings set forth below.

13.1 Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Fund as described in Section 7.4.2 hereof, or paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

13.2 Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

13.3 Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

13.4 Agent(s) shall have the meaning set forth in Section 6.17 hereof.

13.5 Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

13.6 Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1 hereof.

13.7 Book-Entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.8 Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market(s).

13.9 Delegation Schedule shall mean any separate schedule entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

13.10 Electronic and Online Services Schedule shall mean any separate schedule with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Fund.

13.11 Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Fund or its authorized representative via the internet or electronic mail.

13.12 EU shall mean the European Union and its member states

13.13 Foreign Custody Manager shall mean the Fund’s foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

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13.14 Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

13.15 Funds Transfer Services Schedule shall mean any separate schedule entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

13.16 Global Custody Network Listing shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

13.17 Instruction(s) shall have the meaning assigned in Section 4 hereof.

13.18 Investment Advisor shall mean any investment adviser as defined in Section 202(a)(11) of the Investment Advisers Act of 1940.

13.19 Investment(s) shall mean any investment asset of the Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but shall not include any Principal Account.

13.20 Margin Account shall have the meaning set forth in Section 6.4 hereof.

13.21 OFAC shall mean the US Treasury Department’s Office of Foreign Assets Control.

13.22 Principal Account(s) shall mean deposit accounts of the Fund carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

13.23 Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

13.24 Sanctions or Sanctions Regime(s) shall mean any governmental sanctions against countries, persons and entities that are imposed at any time by the US, the EU, the United Nations or any other jurisdiction, which Custodian must comply with.

13.25 Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

13.26 Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

13.27 Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

13.28 1940 Act shall mean the Investment Company Act of 1940.

14. Compensation. The Fund agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians and other amounts paid by the Custodian to a third party for account or benefit of the Fund, and payable from time to time. Amounts payable by the Fund under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15. Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

Execution Version

15.1 Term, Notice and Effect. This Agreement shall have an initial term of five (5) years from the date hereof. Thereafter, this Agreement shall continue unless terminated as set forth herein. The Fund may terminate this Agreement at any time on sixty (60) days’ written notice to Custodian and, following the initial term, the Custodian may terminate this Agreement on one hundred and eighty (180) days’ written notice to the Fund. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within 30 days, in which case termination shall be effective upon written receipt of notice by the non-terminating party, or (b) immediately upon written notice to the other party in the event that the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect. The Fund may terminate this Agreement upon thirty (30) days written notice to Custodian upon the Custodian or an affiliate becoming the subject of any criminal, administrative or regulatory proceeding or investigation that the Fund reasonably but in its sole discretion believes may have a material adverse effect on Custodian’s ability to provide some or all of the services under this Agreement to the Fund.

15.2 Notice and Succession. In the event a termination notice is given by a party hereto, all reasonable costs and expenses associated with any required systems, facilities, procedures, personnel, and other resourced modifications as well as the movement of records and materials and the conversion thereof shall be paid by the Fund for which services shall cease to be performed hereunder. Furthermore, to the extent that it appears impracticable given the circumstances to effect an orderly delivery of the necessary and appropriate records of Custodian to a successor within the time specified in the notice of termination as aforesaid, Custodian and the Fund agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

15.3 Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Fund held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Fund’s Investments in accordance with Instructions.

15.4 Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Fund either (a) deliver the Investments of the Fund held hereunder to the Fund at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $25,000,000 USD equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Fund. In the event that Investments or moneys of the Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

16. Compliance Policies and Procedures. To assist the Fund in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. BBH&Co will upon request provide the Fund’s Chief Compliance Officer with information about our compliance program.

17. Business Continuity. Without prejudice to the provisions of Section 9.1.1 (Force Majeure) of this Agreement, the Custodian will maintain a business continuity plan (the “BCP Plan”) that is reasonably designed for (but does not guarantee) the resumption of the Custodian’s provision of the services hereunder within an identified recovery time objective following any event which prevents the Custodian from providing such services (an “Event”). Recovery time objectives for Events under Custodian’s BCP Plan vary depending on a number of factors, including but not limited to, the criticality of the impacted services and the nature, severity and circumstances of the Event, and range from zero to

Execution Version

forty-eight (0-48) hours. The Custodian will conduct a test of significant components of its BCP Plan not less frequently than annually. At the Corporation or Fund’s request, the Custodian will meet with the Fund, the Fund’s Chief Compliance Officer and/or the Fund’s Board on an annual basis to provide details about the BCP Plan and test results and to answer their respective questions about the same.

18. Insurance Coverage. The Custodian shall at all times during the term of this Agreement maintain, at its cost, insurance coverage regarding its business in such amount and scope as is in its determination commercially adequate and appropriate in connection with the services provided by the Custodian under this Agreement. The Custodian shall furnish to Fund a summary of the Custodian’s applicable insurance coverage upon request.

19. Several Obligations of the Funds. With respect to any obligations of the Funds and their related accounts arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the respective Fund (i.e., series) and such accounts to which such obligation relates as though the Corporation had separately contracted with the Custodian by separate written instrument with respect to each Fund and its accounts.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.	MUTUAL OF AMERICA INVESTMENT CORPORATION

By:	/s/ Diane I. Wiley	By:	/s/ James J. Roth
Name:	Diane I. Wiley	Name:	James J. Roth
Title:	Senior Vice President	Title:	Chairman, President and CEO
Date:	September 10, 2018	Date:	September 6, 2018

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APPENDIX A

To Custodian Agreement

List of Series/Funds

Equity Index Fund

All America Fund

Small Cap Value Fund

Small Cap Growth Fund

Small Cap Equity Index Fund

Mid Cap Value Fund

Mid-Cap Equity Index Fund

Composite Fund

International Fund

Money Market Fund

Mid-Term Bond Fund

Bond Fund

Execution Version

FUNDS TRANSFER SERVICES SCHEDULE

(“FTSS”)

In accordance with Section 4.2 of the Custodian Agreement, the Fund acknowledges the following terms and conditions in respect of all funds transfers effected by the Custodian. References to UCC 4A shall mean Article 4A of the Uniform Commercial Code as currently in effect in the State of New York. Terms not otherwise defined herein shall have the meanings accorded to them in the Custodian Agreement.

1. Transmission of Payment Orders. Each FT Instruction shall be transmitted by such secured or authenticated means and subject to such security procedures as the Custodian shall make available to the Fund from time to time (such transmission method and security procedures, a Custodian Designated Security Procedure), unless the Fund shall elect to transmit such FT Instruction in accordance with a Fund Designated Security Procedure (as defined in Section 3 below). The Fund acknowledges and agrees that the Custodian will use the security procedures referenced in Sections 2 and 3 below solely to authenticate a FT Instruction, as set forth herein, and not to detect any errors or omissions therein.

2. Custodian Designated Security Procedure. The Custodian will make the following Custodian Designated Security Procedures available to the Fund for use in communicating FT Instructions to the Custodian:

•

BBH Worldview® Payment Products. The Custodian offers to the Fund use of its BBH Worldview Payment Products (“BBH Worldview”), which are Custodian proprietary on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Fund shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Worldview. The Custodian will act on FT Instructions received through BBH Worldview without duty of further confirmation unless the Fund notifies the Custodian that its password is not secure. The Fund agrees that access to, and use of, BBH Worldview shall be governed by an Electronic and On-line Services Schedule, which the Fund will execute prior to access to BBH Worldview.

•

SWIFT Transmission. The Custodian and the Fund shall comply with SWIFT’s authentication procedures. The Custodian will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

•	Written Instructions. Instructions may be transmitted in an original writing that bears the manual signature of an Authorized Person(s).

3. Fund Designated Security Procedure. FT Instructions may be transmitted through such other means, and subject to such additional security procedures, as may be elected by the Fund (or by an Authorized Person entitled to give Instructions) and acknowledged and accepted by the Custodian (the transmission methods and security procedures referenced below, as may be supplemented by such additional security procedures, each a Fund Designated Security Procedure); it being understood that the Custodian’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Fund.

•

Computer Transmission. The Custodian is able to accept transmissions sent from the Fund’s computer facilities to the Custodian’s computer facilities. If the Fund determines to use its proprietary transmission or other electronic transmission method, it must provide Custodian sufficient notice and information to allow testing or other confirmation that FT Instructions received via the Fund Designated Security Procedure can be processed in good time and order. The Custodian may require the Fund to execute additional documentation prior to the use of such transmission method.

•	Facsimile Transmission.

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A FT Instruction transmitted to the Custodian by facsimile transmission must be transmitted by the Fund to a telephone number specified from time to time by the Custodian for such purposes. The Custodian will then follow one of the procedures below:

1. If the facsimile requests a non-repetitive order, the Custodian will call the Fund and request to speak to a person authorized to validate orders on behalf of the Fund, and confirm the authorization and details of the payment order (a Callback);

2. If the facsimile FT Instruction pertains to a repetitive payment order (see Section 6 below), the Custodian may (at its sole discretion) perform a Callback. The Fund acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO (as defined in Section 6).

The Custodian shall rely on the purported identity of the originator but due to the lack of reliability of a facsimile signature, it will not perform signature verification on facsimiles.

•

Telephonic. The Fund may call a telephonic payment order into the Custodian at the telephone number designated from time-to-time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the FT Instruction details from the caller. The Custodian shall then follow one of the procedures below:

i. If the telephonic FT Instruction pertains to a non-repetitive payment order, the Custodian will perform a Callback; or

ii. If the telephonic FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback. The Fund acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO.

In electing to transmit a FT Instruction via a Fund Designated Security Procedure, the Fund (i) agrees to be bound by the transaction(s) or payment order(s) specified on said FT Instruction, whether or not authorized, and accepted by the Custodian in compliance with such Fund Designated Security Procedure, and (ii) accepts the risk associated with such Fund Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the FT Instruction.

The parties agree that the Fund’s transmission of a FT Instruction by means of any of the above Fund Designated Security Procedures and the Custodian’s acceptance and execution of such FT Instruction shall constitute a FT Instruction sent via a Fund Designated Security Procedure and governed by the terms of this FTSS.

4. Rejection of Payment Orders; Rescission of Designated Security Procedure. The Custodian shall give the Fund timely notice of the Custodian’s rejection of a FT Instruction. Such notice may be given in writing, via a Custodian Designated Security Procedure or any Fund Designated Security Procedure used by the Fund, or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable FT Instruction and fails to give the Fund notice of the Custodian’s non-execution, the Custodian shall be liable only for the Fund’s actual damages and only to the extent that such damages are recoverable under UCC 4A. The Custodian, after providing prior written notice, may decide to no longer accept a particular Fund Designated Security Procedure or Custodian Designated Security Procedure, or to do so only on revised terms, in the event that it determines that such agreed or established method of transmission represents a security risk or is attendant to any general change in the Custodian’s policy regarding FT Instructions. Notwithstanding anything in this FTSS and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential, indirect, special or punitive damages under this FTSS, whether or not such damages relate to services covered by UCC 4A, even if the Custodian was advised of the possibility of such damages.

5. Cancellation of Payment Orders. The Fund may cancel a FT Instruction but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation FT Instruction unless the Custodian has received such cancellation FT Instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the original FT Instruction. Any cancellation FT Instruction shall be sent and confirmed by such means as is set forth in Section 3 or 4 above.

Execution Version

6. Preauthorized Repetitive Payment Orders. The Fund may establish with the Custodian a process to preauthorize certain repetitive payments or transfers. The Fund will execute all documentation required by the Custodian, including a separate Preauthorized Repetitive Payment Order (PPO) form. The PPO shall be delivered to the Custodian in writing or by another Custodian Designated Security Procedure or Fund Designated Security Procedure, and will become effective after the Custodian shall have had a reasonable opportunity to act thereon (or if later, two (2) banking days after receipt by the Custodian). The PPO may take the form of either:

(i)

A standing instruction in which the Fund provides in the PPO all required information for a FT Instruction (except for the transfer date and amount) on a “standing instructions” basis. The Fund may from time-to-time instruct the Custodian to make a payment under the PPO, in writing or another Custodian Designated Security Procedure or Fund Designated Security Procedure, which instruction shall reference the repetitive line number (a number assigned to it by the Custodian after execution of the PPO), details of the payment, the transfer date and the amount of the transfer; or

(ii)	A recurring instruction in which the Fund supplies all required information for a FT Instruction with an instruction to process such payments with a specific frequency.

7. Responsibility for the Detection of Errors in Payment Orders; Liability of the Parties. The purpose of any Fund Designated Security Procedure or Custodian Designated Security Procedure is to confirm the authenticity of any FT Instruction and is not designed to detect errors or omissions in such FT Instructions. Therefore, the Custodian is not responsible for detecting any Fund error or omission contained in any FT Instruction received by the Custodian. In the event that the FT Instruction either (i) identifies the beneficiary by both a name and an identifying or Fund account number and the name and number identify different persons or entities, or (ii) identifies any Fund by both a name and an identifying number and the number identifies a person or entity different from the Fund identified by name, execution of the relevant payment order, payment to the beneficiary, cancellation of the payment order or actions taken by the Custodian or any Fund in respect of such payment order may be made solely on the basis of the number.

The Custodian shall not be liable for interest on the amount of any FT Instruction that was not authorized or was erroneously executed unless the Fund so notifies the Custodian within thirty (30) days following the Fund’s receipt of notice that such FT Instruction was processed. Any compensation payable in the form of interest shall be payable in accordance with UCC 4A. If a FT Instruction in the name of the Fund and accepted by the Custodian was not authorized by the Fund, the liability of the parties will be governed by the applicable provisions of UCC 4A.

Execution Version

ELECTRONIC AND ON-LINE SERVICES SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of September 6 (as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (we, us our) and Mutual of America Investment Corporation on behalf of each series listed on Appendix A thereto (you, your), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of ________________, _____, 2018 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.	General Terms.

You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1.	BBH WorldView®, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2.	F/X WorldView, a system for executing foreign exchange trades;

1.3.	Fund WorldView, a system for receiving fund and prospectus information;

1.4.	BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5.	ActionViewSM, a system for receiving certain corporate action information; and,

1.6.	Such other services as we shall from time to time offer.

2.	Security / Passwords.

2.1.

A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2.

You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3.

We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.	Instructions.

3.1.	Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

3.2.	The following additional provisions apply to Instructions provided via the Services:

a.	Instructions sent by electronic mail will not be accepted or acted upon.

b.

You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of further verification or inquiry on our part.

c.

From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys’, accountants’, consultants’, or experts’ fees and disbursements) that you experience due to such a delay.

Execution Version

4.	Electronic Documents.

We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.	Malicious Code.

You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code). You agree to take all reasonable actions and precautions to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.	Indemnification.

For avoidance of doubt, you hereby agree that the provisions in the Related Agreement(s) related to your indemnification of us and any limitations on our liability and responsibilities to you shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except for our willful misconduct or gross negligence. The provisions of this paragraph shall survive the termination of this Schedule and the Related Agreements.

7.	Payment.

You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.	Term/Termination.

8.1.

This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

8.2.

We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions will be carried out or cancelled, at our sole discretion.

9.	Miscellaneous.

9.1.	Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

9.2.

Inconsistent Provisions. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

9.3.

Binding Effect; Assignment; Severability. This Schedule shall be binding on you, your employees, officers and agents. We may assign or delegate our rights and duties under this Schedule at any time without notice to you. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

Execution Version

9.4.

Choice of Law; Jury Trial. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement. The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within New York City, New York.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO

By:	/s/ Diane I. Wiley

Name:	Diane I. Wiley
Title:	Senior Vice President
September 10, 2018

Mutual of America Investment Corporation

By:	/s/ James J. Roth
Title:	Chairman, President and CEO
Date:	September 6, 2018

Execution Version

17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of September 6, 2018, between Mutual of America Corporation, a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Directors/Trustees or its duly appointed representative (the Fund), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) as its delegate to perform certain functions with respect to the custody of Fund’s Assets outside the United States.

1. Maintenance of Fund’s Assets Abroad. The Fund, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Fund and the Delegate (the Custodian Agreement) to place and maintain the Fund’s Assets in countries outside the United States in accordance with Instructions received from the Fund’s Investment Advisor. Such instruction shall constitute an Instruction under the terms of the Custodian Agreement. The Fund acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate’s Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund’s Assets in each of the countries as to which it acts as the Board’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund’s Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund confirms to the Delegate that the Fund or its Investment Adviser has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund’s Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund’s Assets held in custody pursuant to the terms of the Custodian Agreement.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund’s foreign custodial arrangements:

(a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund’s Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Fund’s Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i) The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund’s Assets;

(iii) The Eligible Foreign Custodian’s general reputation and standing; and

(iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian’s appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

Execution Version

The Delegate shall be required to make the foregoing determination consistent with the standard of care set forth in the Custodian Agreement, taking into account that such determination must be made based only on information reasonably available to it.

(b) Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market as specified in Rule 17f-5 under the 1940 Act, as amended. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii) That the Fund’s Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii) That beneficial ownership of the Fund’s Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv) That adequate records will be maintained identifying the Fund’s Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v) That the Fund’s independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund’s Assets, including, but not limited to, notification of any transfer to or from the Fund’s account or a third party account containing the Fund’s Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund’s Assets as the specified provisions, in their entirety.

(c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund’s Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund’s Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund’s arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least quarterly and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Fund’s Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Such reporting will include the appropriateness of maintaining the Fund’s assets with a particular Custodian and the performance of the contract. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund’s Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund’s Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund’s Assets or would materially impair the liquidity, value or other investment characteristics of the Fund’s Assets, it shall be the duty of the Delegate to reasonably promptly following such judgment, provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund or its Investment Advisor with respect to such liquidation or other withdrawal.

Execution Version

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund, acting through its Board, its Investment Advisor or its other Authorized Representative, may direct the Delegate to place and maintain the Fund’s Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund’s Assets would exercise.

9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Fund hereby represents and warrants that its Board of Directors has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate’s signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a. Country Risk—shall have the meaning set forth in Section [ ] of the Custodian Agreement.

b. Eligible Foreign Custodian—shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c. Fund’s Assets—shall mean any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

d. Instructions—shall have the meaning set forth in the Custodian Agreement.

e. Securities Depository—shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

f. Sovereign Risk—shall have the meaning set forth in Section [6.3] of the Custodian Agreement.

g . U.S. Bank—shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

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13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate’s duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate’s obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO	MUTUAL OF AMERICA INVESTMENT CORPORATION

By:	/s/ Diane I. Wiley	By:	/s/ James J. Roth
Name:	Diane I. Wiley	Name:	Chairman, President and CEO
Title:	Senior Vice President	Title:	September 6, 2018
September 10, 2018

Execution Version

US MONEY MARKET FUND INVESTMENTS SCHEDULE TO CUSTODIAN AGREEMENT

TERMS & CONDITIONS

FOR PROCESSING ORDERS IN U.S. MONEY MARKET FUNDS (“US MMF T&C”)

This US MMF T&C supplements the Custodian Agreement between Mutual of America Corporation on behalf of each Fund listed on Appendix A thereto (“Client”) and Brown Brothers Harriman & Co. (“BBH”) dated September 6, 2018 as amended from time to time (the “Custodian Agreement”), and provides terms and conditions related to Instructions to BBH thereunder to process orders in and custody shares of U.S. registered investment companies that hold themselves out as money market funds (“MMFs”), if any. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Custodian Agreement.

US MMFs are subject to various requirements under Rule 2a-7 under the Investment Company Act of 1940 (the “1940 Act”), as adopted by the Securities and Exchange Commission on July 23, 2014 (as further amended from time-to-time, “Rule 2a-7”).

The MMFs will disclose in their prospectus and statement of additional information, as amended from time to time, that the MMFs are subject to certain limitations and restrictions pursuant to amendments to Rule 2a-7, including provisions relating to the calculation of net asset values (“NAVs”), imposition of liquidity fees on redemptions (“liquidity fees”) or the temporary suspension of redemptions (a “redemption gate”), and shareholder eligibility requirements.

If Client provides BBH with an Instruction to process orders for transactions in MMFs and/or requires BBH to service shares of MMFs, Client shall assist and cooperate with BBH, the MMFs and the MMFs’ agents to comply with Rule 2a-7. Without limitation on the foregoing, fund order processing and custody of shares of MMFs are subject to the following additional terms and conditions.

1)	Orders in MMFs.

a)	Any Instruction by the Client to purchase any MMF shall be based on the gross dollar amount of the value of shares to be purchased.

b)

Any Instruction by the Client for subscriptions, exchanges or redemption orders in any MMF shall be made gross and shall not net any subscription, exchange or redemption orders in any MMF, including any orders originating from underlying customers of the Client, if any.

2)	Liquidity Fees and Gates.

a)

Client (and not BBH) will be responsible for reviewing any disclosure on a MMF website providing notice to shareholders and prospective shareholders of liquidity of the MMF and when liquidity fees or redemption gates are imposed or lifted and Client agrees that BBH is not responsible for notifying the Client of the imposition by an MMF of any such event or re-confirming the Client’s intent to transact in a MMF when a liquidity fee or redemption gate is in effect.

b)

If a liquidity fee is implemented by a MMF, BBH will not be directly responsible for calculating or withholding the liquidity fee, but will apply any liquidity fee calculated and withheld by the MMF from any order as notified by the MMF or Distributor to BBH.

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c)

If a redemption gate is implemented by a MMF, Client acknowledges and agrees that any redemption or exchange orders in the MMF made by Client while the redemption gate is in effect may be rejected by the MMF, and that BBH is responsible for rejecting only those orders that BBH has been notified have been rejected by the MMF or its agents. Client shall endeavor not to instruct BBH to place an order for a redemption in a MMF when a redemption gate is in effect for such MMF.

3)	Retail MMFs.

BBH does not support and is not responsible for the order processing, purchase, exchange, redemption, settlement, custody or other servicing of shares of Retail MMFs (as defined in Rule 2a-7(a)(25)). Client shall establish policies, procedures and internal controls reasonably designed to ensure that it does not, and shall not, submit any request or other instruction to BBH to purchase or exchange shares of a Retail MMF.

4)	No Agency.

With respect to orders in a MMF:

a)	BBH generally elects not serve as the MMF’s dealer, agent, or designee for purposes of Rule 22c-1 under the 1940 Act in connection with the receipt of orders;

b)	Accordingly, the MMF will apply a NAV calculation based on the time that the MMF accepts the order in good form from BBH, and not the time the Client instructs BBH to process the order; and

c)

Neither BBH nor the MMF or its distributor is responsible for any losses arising from orders accepted by BBH before, but received and accepted by the MMF after, a NAV calculation time, or imposition of a liquidity fee or redemption gate.

Any order for shares in a MMF placed and held in custody by BBH will be made in reliance upon the terms hereof.

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Execution Version

[Investment Adviser Letterhead]

CMS INSTRUCTION

Brown Brothers Harriman & Co.

140 Broadway

New York, New York 10005

Ladies and Gentlemen:

Reference is made to a custodian agreement between the entities whose accounts are identified on Exhibit A (each such entity, a Client”) and Brown Brothers Harriman & Co. (“BBH”), dated [as of DATE] (the “Custodian Agreement).

The undersigned investment adviser (the “Adviser”), on behalf of each Client, agrees to participate in the Brown Brothers Harriman & Co. Cash Management Services Sweep (“CMS Sweep”). The Adviser hereby instructs BBH to place, on each local business day (with respect to the applicable currencies, referred to herein as a “Business Day”), Client end-of-day demand deposit balances in the accounts and currencies identified in Exhibit A (“Excess Cash”) into overnight deposits (each, a “Deposit”) with one or more deposit institutions selected by the Adviser as set forth in Exhibit B, including BBH (the “Eligible Institutions”). Client acknowledges that BBH has other clients that participate in the CMS Sweep (together with Client, the “clients”) and that BBH can use the CMS Sweep to place BBH cash in Deposits.

The Adviser hereby instructs BBH to debit Excess Cash from each Client’s cash account(s) at the end of each Business Day, place the Excess Cash in the Deposits of one or more Eligible Institutions, and then credit Client’s cash account(s) after receipt from the Eligible Institution(s) of the Excess Cash the following Business Day. With respect to each Eligible Institution, Excess Cash debited from each Client’s cash account(s) will be placed in a pooled deposit designated as a client deposit, and will be marked on the books of the Eligible Institution as “Deposit for BBH RIC Customers” or similar name indicating BBH is acting in its capacity as agent for such clients. BBH will use sub-accounting to identify the principal and amount of interest each Client has earned and is payable with respect to each deposit placed with an Eligible Institution.

BBH will place each Client’s Excess Cash with an Eligible Institution based on, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, the amount of Excess Cash available, the Eligible Institutions willing to accept Deposits and the deposit-taking capacity of each Eligible Institution. BBH then randomly allocates each Client’s Excess Cash among that Business Day’s participating Eligible Institutions.

Each Business Day, BBH calculates a base rate of return with respect to each currency placed in a Deposit (“Base Rate”). This calculation takes into account a variety of factors, including but not limited to relevant overnight and short-term reference rates, the range of distribution between and among the interest rates paid by each Eligible Institution on their respective Deposits, and the weighted average distribution of interest rates on the Deposits. The net daily return to a Client is the Base Rate, less any commission charged by BBH to the Client and Client expressly authorizes BBH to make such deductions. On a sweep to an Eligible Institution other than BBH (an agency sweep), BBH’s compensation is a commission, adjusted to reflect any difference between the Deposit yield and the Base Rate. On a sweep to BBH (a principal sweep), BBH earns as a bank of deposit.

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Execution Version

At the request of the Adviser or other authorized party of the Client, BBH will credit earnings received (subject to deductions by BBH as authorized by Client in the above paragraph or in the Custodian Agreement) on a daily or monthly basis or as otherwise agreed to with the Adviser or other authorized party of the Client. If monthly, BBH will post all daily client earnings to an omnibus demand deposit account (“Omnibus Deposit Account”). BBH will maintain records of the underlying ownership of each deposit representing the earnings due to each client and will transfer the value to each Client once each month or as otherwise instructed by the Adviser or other authorized party of the Client. At all times, each Client’s balance in the Omnibus Deposit Account will constitute a general deposit obligation of BBH.

The Adviser, on behalf of each Client, acknowledges and agrees that:

i. The Adviser has full authority to execute this CMS Instruction on behalf of each Client. Each Client’s Board of Directors or Trustees, as the case may be, has made all determinations and each Client has received all approvals necessary to participate in the CMS Sweep and to hold cash in each account (identified in Exhibit A) with an Eligible Institution to which such Client’s Excess Cash is transferred pursuant to this CMS Instruction.

ii. This CMS Instruction is not in conflict with, or contrary to (a) any provision(s) of the Adviser’s or Client’s documents of formation, and any other corporate or publicly available documents, (b) any contractual agreement or arrangement that may apply to the Excess Cash, or (c) any legal requirements relating to the custody or management of Client assets.

iii. The Adviser is solely responsible for providing the information necessary for BBH to perform the services under this CMS Instruction and for assuring the adequacy, accuracy and timeliness of all such information, including, without limitation, any relevant investment limitations.

iv. The list of Eligible Institutions set forth in Exhibit B represents those deposit institutions with which BBH has arranged the capability to place Deposits. The Adviser, and not BBH, is solely responsible for selecting the Eligible Institutions, and adding or removing an Eligible Institution, in each case, based on the Adviser’s determination as to the credit quality of and other risks associated with the Eligible Institution. BBH makes no representation or warranty with respect to the credit quality or risks associated with any deposit institution other than BBH.

v. BBH can allocate Client’s Excess Cash to one, some or all of Client’s Eligible Institutions, including allocating all of Client’s Excess Cash to BBH, subject to, among other factors, any limitations identified in Exhibit B, as amended from time-to-time and accepted by BBH, as well as the availability of deposit-taking capacity at each Eligible Institution.

vi. BBH is not liable to the Adviser or any Client for (a) any violation of a Client’s investment policies or guidelines, or of other limitations with respect to the Adviser’s or Client’s powers to invest, make expenditures, encumber securities, borrow or take similar actions affecting the Client, or (b) any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with, this CMS Instruction.

vii. The Eligible Institutions are not serving as Subcustodians or Securities Depositories (each term as defined in the Custodian Agreement) of BBH.

viii. This CMS Instruction (including the Exhibits thereto) is an Instruction (or Proper Instruction) (as defined in the Custodian Agreement) and all representations, warranties and covenants made by the Adviser and/or the Client in the Custodian Agreement with respect to an Instruction (or Proper Instruction) are incorporated herein. Each Deposit constitutes an Investment (as defined in the Custodian Agreement) subject to all provisions applicable to Investments in the Custodian Agreement. BBH’s services pursuant to this CMS Instruction do not constitute investment advice and BBH is not acting as an investment advisor.

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ix. The Custodian Agreement’s indemnification provisions are applicable to any actions taken by, or omissions of, BBH under this CMS Instruction (as if each Client was a signatory to the Custodian Agreement and this CMS Instruction).

x. This CMS Instruction is a standing Instruction (or Proper Instruction), and the Adviser will notify BBH in writing of any and all amendments to this CMS Instruction, including but not limited to any changes to Exhibits A and B, which amendment will take effect on the next Business Day after BBH receives and accepts the written amendment.

xi. Notwithstanding any other provision in this CMS Instruction and without limiting the terms under the Custodian Agreement, in addition to the terms and conditions imposed by each Eligible Institution relative to its Deposits, Deposits placed in a particular jurisdiction, whether at BBH or one or more other Eligible Institutions, are subject to any and all risks associated with: opening an account (through BBH as agent) and holding cash in the relevant jurisdiction with one or more Eligible Institutions; creditor rights, banking, currency and related risks in that jurisdiction; and Country and Sovereign Risk (as each term is defined in the Custodian Agreement) in such jurisdiction. These risks are exclusively for, and at all times risks undertaken by, the Client.

xii. For all Eligible Institutions listed in Exhibit B (other than BBH), Excess Cash placed with any such Eligible Institution is not a liability of, or guaranteed by, BBH, and BBH is not responsible for any losses or other damages incurred by the Client, the Adviser or any shareholder of the Client in the event of the insolvency or failure of any such Eligible Institution, or as a result of delays in repayment of, or failure to pay, principal or interest. Any such losses or damages are exclusively and at all times those of the Client.

xiii. BBH conducts, or in the future may conduct, other activities and have other relationships with Eligible Institutions, and may place its own monies in Deposits at Eligible Institutions. Client may now, or in the future, enter into business relationships with the Eligible Institutions. Nothing in this CMS Instruction prevents BBH, the Adviser or the Client from entering into or maintaining such relationships with Eligible Institutions, even if they were to create an actual or potential conflict with the services provided or received pursuant to this CMS Instruction.

This CMS Instruction shall be construed in accordance with, and is governed by, the laws of the State of New York, without giving effect to the conflicts of laws of such state. In the event of a conflict between the terms of this CMS Instruction and the Custodian Agreement, this CMS Instruction will prevail. The undersigned irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in New York City in the Borough of Manhattan. The parties hereby waive the right to trial by jury in any judicial proceedings involving any matter in any way arising out of, related to, or connected with this CMS Instruction.

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BBH may terminate the CMS Sweep, and the Adviser may terminate this CMS Instruction, in either case, by providing the other party with prior written notice. Termination will become effective one business day after receipt. Representations (i)-(iv), (vi), (ix), (xi)-(xiii) and the provisions in this CMS Instruction regarding governing law, jurisdiction and dispute resolution will survive the termination of this CMS Instruction. Notices contemplated by this Instruction shall be delivered in accordance with the Notice delivery provisions in the Custodian Agreement and shall be addressed, as follows:

If to Adviser: [________________] [________________] [________________] Telephone: [______] Attn: [___________]	If to Custodian: Brown Brothers Harriman & Co. 140 Broadway New York, New York 10005 Telephone: (212) 493-1818 Attn: Treasury Department

[NAME OF INVESTMENT ADVISER]

By:

Name:

Title:

Date:

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Execution Version

Exhibit A: List of Accounts and Currencies

	Account Name	Account Number	Currency
(1)
(2)
(3)
(4)
(5)
(6)
(7)
(8)
(9)
(10)

[NAME OF INVESTMENT ADVISER]

By:

Name:

Title:

Date:

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Execution Version

Exhibit B – Eligible Institutions Selected by the Client

[TO BE PROVIDED BY BBH]

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